Exhibit 99.1
Investor Relations Contact:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Third Quarter Fiscal 2010 Financial Results
CommVault Reports Record Quarterly Revenues of $70.7 million
Third Quarter Fiscal 2010 Highlights Include:

GAAP Results:
Revenues	$70.7 million
Income from Operations (EBIT)	$9.1 million
EBIT Margin	12.9%
Diluted Earnings Per Share	$0.12

Non-GAAP Results:
Revenues	$70.7 million
Income from Operations (EBIT)	$12.8 million
EBIT Margin	18.0%
Diluted Earnings Per Share	$0.19
OCEANPORT, N.J. — February 3, 2010 — CommVault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2009.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We delivered an excellent third quarter which was highlighted by both record revenues and EBIT. Our 18% year over year growth in total revenue was driven by a record number of enterprise deals during the quarter, increasing demand for our Simpana 8 suite of products and excellent results from our services organization. Our third quarter performance validates our continued market leadership, technological innovation and operating discipline.”
Total revenues for the third quarter of fiscal 2010 were $70.7 million, an increase of 18% over the third quarter of fiscal 2009 and an increase of 6% over the prior quarter. Software revenue in the third quarter of fiscal 2010 was $35.2 million, an increase of 12% year-over-year and up 5% sequentially. Services revenue in the third quarter of fiscal 2010 was $35.5 million, up 24% year-over-year and 7% sequentially.

Income from operations (EBIT) was $9.1 million for the third quarter, a 48% increase from $6.1 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 41% to $12.8 million in the third quarter of fiscal 2010 compared to $9.1 million in the third quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 13% in the third quarter of fiscal 2010.
For the third quarter of fiscal 2010, CommVault reported net income of $5.4 million, an increase of $1.6 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 33% to $8.7 million, or $0.19 per diluted share, from $6.6 million, or $0.15 per diluted share, in the same period of the prior year.
Operating cash flow totaled $11.5 million for the third quarter of fiscal 2010 compared to $8.4 million in the third quarter of fiscal 2009. Total cash and short-term investments were $148.6 million as of December 31, 2009 compared to $105.2 million as of March 31, 2009.
CommVault did not repurchase any shares of common stock under its share repurchase plan during the third quarter of fiscal 2010. As of February 3, 2010, CommVault has repurchased $40.2 million of common stock (2,853,305 shares) out of the $80.0 million in total that is authorized under its share repurchase program. On January 27, 2010, the Board of Directors authorized a one year extension to the existing $80.0 million share repurchase program that was scheduled to expire on March 31, 2010. As a result, CommVault may repurchase the remaining $39.8 million of its common stock until March 31, 2011.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:
•	On February 2, 2010, Storage Magazine/SearchStorage.com recognized CommVault’s Simpana Software Suite with top honors by awarding it the gold medal in the 2009 “Product of the Year” awards in the backup and disaster recovery software category.

•	On February 1, 2010, CommVault announced an integrated cloud storage connector for its Simpana® software, which will enable customers to move on-premises backup and archive data securely, reliably and transparently into, and out of, private and public cloud storage without complex scripting or the addition of costly, disparate cloud gateway appliances.

•	On January 25, 2010, CommVault announced that its Simpana Software Suite was awarded the gold award, which is the top award, in the eDiscovery (EDD) Services Preservation category in the seventh annual Law Technology News Awards.

•	On December 21, 2009, CommVault and Group Logic, a leading provider of network software solutions, announced they are teaming to extend file archiving to Mac environments for improved space management and storage hardware cost savings.

•	On December 14, 2009, CommVault announced it has entered into a partnership with Informatica to deliver a fully integrated archiving solution that extends support to leading databases and applications, including Microsoft SQL Server, Oracle, DB2, SAP, PeopleSoft, Siebel and other custom or legacy applications.

•	On December 8, 2009, CommVault announced it has completed Windows Server 2008 R2 certification and now supports Windows 7 to ensure that CommVault® Simpana® software seamlessly operates with the latest versions of Microsoft Corp.’s flagship server and desktop operating systems.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.
There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature.

Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 32% in fiscal 2010 and 30% in fiscal 2009.
During the first and second quarter of fiscal 2010, CommVault identified and recorded certain non-cash prior period errors totaling a net expense amount of approximately $1.2 million. The Company has concluded that these errors are not material to any prior annual period or to the expected fiscal year 2010 financial position or results of operations. Specifically, CommVault recorded non-cash tax expense of $0.9 million in the first quarter of fiscal 2010 to write-off deferred tax assets related to estimated foreign tax credits associated with CommVault’s Netherlands branch that were improperly recorded in fiscal 2008. In addition, CommVault recorded a non-cash tax benefit of $0.5 million in the second quarter of fiscal 2010. This benefit is primarily related to a correction of its deferred tax assets resulting from the understatement of tax basis depreciation on its fixed assets in prior fiscal periods. Also, on October 22, 2009, CommVault became aware of a programming error in the third-party software used to calculate its non-cash stock-based compensation expense. This programming error resulted in an understatement of stock-based compensation expense since fiscal 2007, impacting the timing of stock-based compensation over the vesting period of the awards during the relevant periods, but not the total stock-based compensation expense over the life of the awards. Specifically, in the second quarter of fiscal 2010, CommVault recorded a non-cash charge of $0.8 million to net income related to an error in the calculation of stock-based compensation expense for fiscal years 2007, 2008 and 2009. As stock-based compensation expense is a non-cash item, there is no impact to net cash provided by operations for any fiscal periods presented.
CommVault anticipates that in any given quarter its non-GAAP effective tax rate may be either higher or lower than the most directly comparable GAAP effective tax rate as evidenced by the historical fluctuations CommVault has experienced in its GAAP effective tax rate. The GAAP effective tax rate was 44% for fiscal 2009 and was 23% for fiscal 2008. The GAAP effective tax rate for third quarter of fiscal 2010 was 41% and the GAAP effective tax rate for the first nine months of fiscal 2010 was 43%.
CommVault currently expects that its long-term terminal tax rate will be in the mid thirty percent range. As a result, CommVault will gradually increase its non-GAAP effective tax rate as it approaches its anticipated long-term GAAP tax rate. CommVault measured itself to a non-GAAP effective tax rate of 30% in fiscal 2009 and will measure itself to a non-GAAP effective tax rate of 32% in fiscal 2010 in order to reflect this gradual increase to its long-term terminal rate. In addition, CommVault believes that the use of a non-GAAP proforma tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the effective tax rate as more fully described above. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
CommVault will host a conference call today, February 3, 2010, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-510-0705 (domestic) or 617-597-5363 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.
About CommVault
A singular vision — a belief in a better way to address current and future data management needs - guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Software	$35,223	$31,345	$97,844	$94,205
Services	35,468	28,706	99,743	84,177

Total revenues	70,691	60,051	197,587	178,382

Cost of revenues:
Software	724	531	2,313	1,869
Services	8,373	7,314	24,109	21,315

Total cost of revenues	9,097	7,845	26,422	23,184

Gross margin	61,594	52,206	171,165	155,198

Operating expenses:
Sales and marketing	35,256	31,690	100,216	91,556
Research and development	8,812	7,703	24,612	22,891
General and administrative	7,521	5,756	21,960	19,670
Depreciation and amortization	882	912	2,660	2,716

Income from operations	9,123	6,145	21,717	18,365

Interest expense	(32)	(30)	(78)	(57)
Interest income	91	322	293	1,519

Income before income taxes	9,182	6,437	21,932	19,827
Income tax expense	(3,742)	(2,554)	(9,339)	(7,738)

Net income	$5,440	$3,883	$12,593	$12,089

Net income per common share:
Basic	$0.13	$0.09	$0.30	$0.29

Diluted	$0.12	$0.09	$0.28	$0.27

Weighted average common shares outstanding:
Basic	42,270	41,436	41,929	42,139

Diluted	45,485	43,068	44,670	44,184

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	March 31,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$144,350	$105,205
Short-term investments	4,293	—
Trade accounts receivable, net	51,667	44,020
Prepaid expenses and other current assets	5,845	3,782
Deferred tax assets	12,317	13,144

Total current assets	218,472	166,151

Deferred tax assets	30,848	33,463
Property and equipment, net	6,093	6,282
Other assets	968	1,091

Total assets	$256,381	$206,987

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,440	$1,798
Accrued liabilities	20,736	18,407
Deferred revenue	74,662	61,356

Total current liabilities	96,838	81,561

Deferred revenue, less current portion	8,425	7,760
Other liabilities	7,308	6,377

Total stockholders’ equity	143,810	111,289

Total liabilities and stockholders’ equity	$256,381	$206,987

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31,
	2009	2008
Cash flows from operating activities
Net income	$12,593	$12,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,745	2,796
Noncash stock-based compensation	11,406	8,135
Excess tax benefits from stock-based compensation	(2,669)	(589)
Deferred income taxes	2,792	2,931

Changes in operating assets and liabilities:
Accounts receivable	(5,062)	(679)
Prepaid expenses and other current assets	(1,981)	(1,230)
Other assets	195	(504)
Accounts payable	(445)	115
Accrued liabilities	4,735	2,669
Deferred revenue	10,225	10,502
Other liabilities	542	407

Net cash provided by operating activities	35,076	36,642

Cash flows from investing activities
Purchase of short term investments	(4,293)	—
Purchase of property and equipment	(2,351)	(3,413)

Net cash used in investing activities	(6,644)	(3,413)

Cash flows from financing activities
Repurchase of common stock	—	(25,229)
Proceeds from the exercise of stock options	6,000	2,450
Excess tax benefits from stock-based compensation	2,669	589

Net cash provided by (used in) financing activities	8,669	(22,190)

Effects of exchange rate — changes in cash	2,044	(1,869)

Net increase in cash and cash equivalents	39,145	9,170
Cash and cash equivalents at beginning of period	105,205	91,661

Cash and cash equivalents at end of period	$144,350	$100,831

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$9,123	$6,145	$21,717	$18,365
Noncash stock-based compensation (1)	3,516	2,874	11,406	8,135
FICA expense on stock option exercises and vesting on restricted stock awards (2)	116	51	293	183

Non-GAAP income from operations	$12,755	$9,070	$33,416	$26,683

GAAP net income	$5,440	$3,883	$12,593	$12,089
Noncash stock-based compensation (1)	3,516	2,874	11,406	8,135
FICA expense on stock option exercises and vesting on restricted stock awards (2)	116	51	293	183
Non-GAAP provision for income taxes adjustment (3)	(358)	(255)	(1,423)	(706)

Non-GAAP net income	$8,714	$6,553	$22,869	$19,701

Diluted weighted average shares outstanding	45,485	43,068	44,670	44,184

Non-GAAP diluted net income per share	$0.19	$0.15	$0.51	$0.45

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cost of services revenue	$104	$69	$350	$195
Sales and marketing	1,554	1,371	5,170	3,770
Research and development	533	454	1,765	1,230
General and administrative	1,325	980	4,121	2,940

Stock-based compensation expense	$3,516	$2,874	$11,406	$8,135

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 32% in fiscal 2010 and 30% in fiscal 2009.